UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27122	94-2900635
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

5960 Inglewood Drive Pleasanton, CA	94588
(Address of principal executive offices)	(Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 15, 2010, Adept Technology, Inc. (“Adept”) entered into an Amendment No. 1 to Loan and Security Agreement (the “Amendment”) with Silicon Valley Bank (“SVB”) to amend the Loan and Security Agreement, dated May 1, 2009 (collectively with the Amendment, the “Amended Loan Agreement”) for its revolving line of credit (the “Revolving Line”). Among other changes, the Amendment expands the potential borrowing base under, and extends the term of, the Revolving Line, as well as modifying the interest rate and financial covenants. Reference is made to the Form 8-K filed by Adept on May 6, 2009 and Adept’s subsequent Annual Report on Form 10-K and quarterly reports on Form 10-Q for further discussion of the terms of the Revolving Line, including the original terms that have been modified by the Amendment.

The potential borrowing base under the Revolving Line was expanded pursuant to the Amendment, so that Adept may now borrow, in U.S. dollars, amounts not to exceed the lesser of (a) $5 million, or (b) the sum of (i) 80% of Adept's eligible accounts receivable, plus (ii) 50% of Adept’s eligible inventory, plus (iii) the amount, if any, by which Adept’s and certain of its subsidiaries’ unrestricted cash held in SVB accounts exceeds $3,000,000. The Amended Loan Agreement specifies the criteria for determining eligible accounts receivable and inventory.

The maturity date of the Revolving Line was extended from May 1, 2011 to June 15, 2012. The interest rate was amended so that Adept may now choose to have borrowings bear interest either at the prime rate announced from time to time by SVB plus 1.75% (previously the prime rate plus 3.0%), or at LIBOR plus 4.0% (a new interest rate option added under the Amendment). The procedures for determining LIBOR, and the procedures for and potential impacts of borrowing at LIBOR, are specified in further detail in the Amendment.

Adept’s ability to borrow under the Revolving Line is subject to various ongoing conditions precedent, described in further detail in the Amended Loan Agreement. Some of these conditions are subject to SVB’s judgment in its sole discretion as to specified matters such as that there has not been any material impairment in Adept’s results of operation or financial condition.

Adept must meet certain financial covenants during the term of the Revolving Line, which were modified pursuant to the Amendment. Under the modified covenants, Adept is required to maintain a minimum “Adjusted Quick Ratio” of 1.25 to 1 (previously 1.40 to 1), which is a ratio of Adept's unrestricted cash and cash equivalents plus accounts receivable (net of accounts receivable reserves) to Adept's current liabilities. Adept is also required to maintain liquidity (domestic cash plus up to $1.5 million of the available borrowing base) of at least $3.5 million. In addition, Adept’s quarterly adjusted EBITDA must equal or exceed specified amounts (which are minimum amounts for financial covenant purposes only, and do not represent projections of Adept’s financial results). The definition of adjusted EBITDA differs from the calculation of adjusted EBITDA used by Adept for financial reporting purposes in earnings press releases, in that foreign exchange gains and losses, certain restructuring and acquisition-related charges and certain other cash and non-cash items are excluded from the calculation. Adept also must remain in compliance with various other covenants during the term of the Amended Loan Agreement, and these covenants place restrictions on the manner in which Adept conducts its business, the types of transactions it may enter into and its ability to transfer funds to subsidiaries.

Adept paid a facility fee of $30,000 to SVB on May 1, 2010 pursuant to the Loan and Security Agreement. Pursuant to the Amendment, the facility fee was lowered to $25,000 per year and Adept will receive a credit of $5,000 from the fee paid on May 1. Adept is required to pay a fee, quarterly in arrears, equal to .50% per annum of the average unused portion of the credit line (calculated as specified in the Amended Loan Agreement). Adept is required to pay a collateral monitoring fee of $750 per month if Adept’s “Adjusted Quick Ratio” is less than 1.50 to 1 (previously 1.75 to 1) during the month, and there were outstanding balances of principal and interest or outstanding issued letters of credit during the month. Adept also is required to pay a letter of credit fee of 1.25% per annum of the U.S. Dollar equivalent face amount of issued letters of credit, and all other bank fees and expenses related to the loan transaction.

Pursuant to the Amended Loan Agreement and ancillary agreements pertaining to the security arrangements for the Revolving Line, Adept and certain of its subsidiaries granted SVB a security interest in substantially all of their respective assets. Upon completion of the acquisition of MobileRobots Inc., the acquired subsidiary is expected to become a guarantor of the Revolving Line and will grant a security interest in substantially all of its assets.

The foregoing description of the Amended Loan Agreement is qualified in its entirety by reference to the full text of the Loan and Security Agreement and ancillary agreements attached as exhibits to Adept’s quarterly report on Form 10-Q filed May 12, 2009, as amended by the Amendment attached hereto as Exhibit 10.1.

The Amended Loan Agreement contains representations, warranties and covenants made by Adept, which have been made solely for the benefit of SVB; should not be treated as categorical statements of fact, but rather as a way of allocating risk between the parties; have in some cases been qualified by disclosures made to SVB in connection with the negotiation of the Amended Loan Agreement and not necessarily reflected in the Amended Loan Agreement; may apply standards of materiality in a way that is different from what may be material to investors; and were made only as of the date of the Amended Loan Agreement or such other dates as may be specified therein and are subject to more recent developments. Investors are not third party beneficiaries under the Amended Loan Agreement and, in light of the foregoing reasons, should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Adept.

FORWARD-LOOKING STATEMENTS
The discussion above includes forward-looking statement, including as to Adept’s expectations with respect to the acquisition of MobileRobots Inc., which are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including, among others, the risk of failure or inability to consummate the acquisition due to either party’s failure to satisfy certain closing conditions or other factors. More information about factors that potentially could affect Adept's actual results is included in Adept's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K for the year ended June 30, 2009, its quarterly reports on Form 10-Q and subsequent filings.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits:
Exhibit	Description
10.1	Amendment No. 1 to Loan and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.
Date: June 17, 2010	By: /s/ Lisa M. Cummins Lisa M. Cummins Vice President of Finance and Chief Financial Officer